UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

POWER3 MEDICAL PRODUCTS, INC.

(Exact name of registrant specified in charter)

New York	000-24921	65-0565144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Research Forest Drive, Suite B2-3

The Woodlands, Texas 77381

(Address of principal executive offices) (Zip Code)

(281) 466-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8— Other Events

Item 8.01 Other Events

The following “Description of Capital Stock” is filed for the purpose of updating in its entirety the description of the capital stock of Power3 Medical Products, Inc. (the “Company”), contained in the Company’s Registration Statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission (the “Commission”) on September 28, 1996.

Description of Capital Stock

The capital stock of the Company consists of 600,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.001 per share. The following description of the Company’s capital stock does not purport to be complete and is subject to and qualified by the Company’s certificate of incorporation, as amended, which are included as exhibits to this Current Report on Form 8-K, and by the provisions of applicable New York law.

Common Stock.

As of March 31, 2009, there were 306,403,849 shares of Common Stock outstanding that were held of record by approximately 1,453 stockholders. Holders of Common Stock are entitled to one vote for each share on all matters voted upon by the Company’s shareholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of preferred stock, holders of Common Stock are entitled to any dividends that may be declared by the board. Common Stock holders are entitled to share ratably in the Company’s net assets upon its dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of the Company’s preferred stock then outstanding. Common Stock holders have no preemptive rights to purchase shares of the Company’s stock. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other shares of the Company’s capital stock. All outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of Common Stock holders will be subject to those of the holders of any shares of preferred stock then outstanding.

Preferred Stock.

The Company’s board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without shareholder approval. Subject to the provisions of the Company’s certificate of incorporation and limitations prescribed by law, the board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of the Company’s preferred stock. As of March 31, 2009, the Company had 1,500,000 outstanding shares of preferred stock, designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”). Therefore, the Company has 48,500,000 shares of undesignated preferred stock available for issuance.

Series B Preferred Stock

Under the terms of the employment agreements that the Company entered into with Steven B. Rash, the Company’s former President and Chief Executive Officer, and Ira L. Goldknopf, the Company’s current President and Chief Scientific Officer, as amended and restated, the Company issued a total of 3,000,000 shares of Series B Preferred Stock to Mr. Rash and Dr. Goldknopf.  The Company filed the certificate of amendment designating the Series B Preferred Stock on September 10, 2007. The significant terms of the Series B Preferred Stock are substantially as follows:

•	No dividends may be declared or paid on the Series B Preferred Stock. The Series B Preferred Stock ranks equally with the Common Stock as to distribution of assets upon liquidation, dissolution or winding-up of the Company.  In the event of the Company’s dissolution, liquidation, or winding-up, after payment of debts and any preferences to shares of any class ranking prior to the Series B Preferred Stock and Common Stock, holders of the Series B Preferred Stock will be entitled to share ratably with the holders of the Common Stock, on an as-converted basis.

•

The holders of the shares of Series B Preferred Stock collectively have the right to vote that number of votes equal to the number of outstanding shares of the Common Stock plus one additional vote, such that the holders of the Series B Preferred Stock will hold a majority of the voting rights of the Company.

•

Each share of Series B Preferred Stock is convertible into one share of Common Stock, subject to adjustment. Upon either death or termination of employment of a holder of Series B Preferred Stock or the transfer of any shares of Series B Preferred Stock, the shares of Series B Preferred Stock held or transferred by such holder are automatically converted into shares of Common Stock.  The remaining holder of the Series B Preferred Stock will continue to have special voting rights and will hold a majority of the voting rights of the Company.

•	Series B Preferred Stock holders have no preemptive rights to purchase shares of the Company’s stock.

Mr. Rash resigned from his positions with the Company on September 4, 2008. As a result, the 1,500,000 shares of Series B Preferred Stock held by Mr. Rash were automatically converted into an equal number of shares of Common Stock. The certificate representing Mr. Rash’s shares of Series B Preferred Stock, which currently represents only the right to receive an equal number of shares of Common Stock, has not been surrendered to the Company for issuance of the underlying shares of Common Stock.

Although there is no current intention to designate any series of preferred stock other than the Series B Preferred Stock described above, the Company’s board of directors may, without shareholder approval, and, if applicable, subject to the terms of the Series B Preferred Stock, issue shares of a class or series of preferred stock with rights and preferences which could adversely affect the voting power of the holders of the Common Stock. One of the effects of the undesignated preferred stock may be to enable the board to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of Common Stock holders by, among other things:

•	restricting dividends on the Common Stock;
•	diluting the voting power of the Common Stock;
•	impairing the liquidation rights of the Common Stock; or
•	delaying or preventing a change in control without further action by shareholders.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description

Exhibit No.	Description
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 2.5 to the Company’s Form 10-SB filed on September 28, 1998)
3.2	Certificate of Merger (incorporated by reference to Exhibit 2.7 to the Company’s Form 10-SB filed on September 28, 1998).
3.3	Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 2.9 to the Company’s Form 10-SB filed on September 28, 1998).
3.4	Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3. (I).10 to the Company’s Form S-3 filed on March 2, 2000).
3.5	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on November 5, 2004).
3.6	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-KSB filed on November 14, 2007).
3.7	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.7 to the Company’s Form 10-K filed on April 15, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

By:	/s/Ira L. Goldknopf
Name:	Ira L. Goldknopf
Title:	President and Chief Scientific Officer

Dated: April 21, 2009

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